Exhibit 99.1

STONE ENERGY CORPORATION
Announces Fourth Quarter and Year-End 2017 Results
LAFAYETTE, LA. March 12, 2018

Stone Energy Corporation (NYSE: SGY) (“Stone” or the “Company”) today announced financial and operational results for the fourth quarter of 2017. Some items of note from the fourth quarter of 2017 and early 2018 include:

•	Estimated proved reserves totaled approximately 32.5 million barrels of oil equivalent (“Boe”) as of December 31, 2017

•	Production volumes averaged approximately 17.6 thousand Boe per day for the three months ended December 31, 2017

•	Stone-generated Derbio prospect spud in late February 2018

•	Cash on hand totaled approximately $283 million on March 9, 2018

•	Previously announced combination with Talos Energy LLC is progressing

Interim Chief Executive Officer and President James M. Trimble stated, “We have been working hard to execute our strategy of growing value through participating in highly-selective deep water drilling opportunities that leverage our existing infrastructure, and are excited about our progress to-date. Our successful Mt. Providence well should quickly generate additional production and cash flow with minimal incremental operating cost. The Derbio well spud in late February and we eagerly await its results. We could have another non-operated drilling opportunity during 2018, and we continue to review a number of asset acquisition opportunities. Our balance sheet, which includes over $280 million in cash, and an undrawn bank facility allow us the flexibility to pursue a variety of tactical options. In addition, we continue to advance the previously announced combination of Stone with Talos Energy LLC, which we believe will create incremental long-term value for our shareholders.”

Financial Results

For the quarter ended December 31, 2017, Stone reported net income of $17.1 million on oil and gas revenue of $76.3 million, or $0.85 per share, which included $14.3 million of non-cash derivative expense. Net cash provided by operating activities for the fourth quarter of 2017 totaled $18.7 million, while discretionary cash flow for the same period totaled $57.0 million. Net cash provided by operating activities totaled $83.2 million for full year 2017, while discretionary cash flow totaled $153.6 million for the same period. See the “Non-GAAP Financial Measure” schedules and the accompanying financial statements for reconciliations of discretionary cash flow, a non-GAAP financial measure, to net cash provided by operating activities.

Net daily production during the fourth quarter of 2017 averaged approximately 17.6 thousand barrels of oil equivalent (“MBoe”) per day, compared to net daily production of approximately 19.2 MBoe per day for the quarter ended September 30, 2017. Fourth quarter 2017 volumes were affected by five days of downtime from Hurricane Nate and a ten day planned shut-in of the Pompano platform in November to replace a compressor engine. The production mix for the fourth quarter of 2017 was approximately 72% oil, 21% natural gas, and 7% natural gas liquids (“NGLs”), on an equivalent basis. Net daily production volumes from the Gulf of Mexico (“GOM”) for full year 2017 averaged 19.2 MBoe per day, which excludes production from the Appalachia properties that we sold on February 27, 2017. We expect production rates to range from 17.5 MBoe per day to 18.0 MBoe per day for the first quarter of 2018, which includes approximately 0.5 MBoe per day of unplanned downtime.

Prices realized during the fourth quarter of 2017 averaged $58.07 per barrel of oil, $2.31 per Mcf of natural gas, and $30.42 per barrel of NGLs. Average realized prices for the third quarter of 2017 were $48.13 per barrel of oil, $2.46 per Mcf of natural gas, and $21.69 per barrel of NGLs. Prices realized for the year ended December 31, 2017 averaged $50.74 per barrel of oil, $2.56 per Mcf of natural gas, and $22.58 per barrel of NGLs, compared to $44.59 per barrel of oil, $2.19 per Mcf of natural gas, and $13.23 per barrel of NGLs realized during the year ended December 31, 2016, which included the cash settlement of effective 2016 hedging contracts.

Lease operating expenses (“LOE”) during the fourth quarter of 2017 totaled approximately $16.6 million, and included approximately $4.3 million of planned major maintenance expense, compared to LOE of $11.8 million for the quarter ended September 30, 2017, which included a previously disclosed $4.5 million reduction of LOE related to the receipt of a federal royalty refund. Lease operating expenses for the years ended December 31, 2017 and 2016 totaled $58.6 million and $79.7 million, respectively. We currently expect our first quarter 2018 LOE to range from $15 million to $17 million, which includes planned major maintenance projects scheduled for the first quarter of 2018.

Transportation, processing, and gathering (“TP&G”) expenses during the fourth quarter of 2017 totaled approximately $1.0 million. TP&G expenses for the year ended December 31, 2017 totaled $11.0 million, which included approximately $6.8 million related to the Appalachia properties that we sold on February 27, 2017. We expect TP&G expenses to approximate $1.0 million in the first quarter of 2018.

Depreciation, depletion, and amortization (“DD&A”) expense on oil and gas properties for the fourth quarter of 2017 totaled approximately $22.5 million. DD&A expense on oil and gas properties for the year ended December 31, 2017 totaled $133.8 million, compared to DD&A expense on oil and gas properties of $215.7 million for the year ended December 31, 2016. We expect DD&A expense to range from $13 per Boe to $15 per Boe for the first quarter of 2018.

Salaries, general, and administrative (“SG&A”) expenses (exclusive of incentive compensation) for the fourth quarter of 2017 were $10.1 million, which included approximately $1.9 million associated with the pending Talos combination, discussed below, compared to SG&A expenses of $15.9 million for the quarter ended September 30, 2017. We capitalized $2.1 million of SG&A expenses in the fourth quarter of 2017. SG&A expenses for the year ended December 31, 2017 totaled $57.4 million, compared to SG&A expenses for 2016 of $58.9 million. SG&A expenses for full year 2017 included approximately $8.7 million of workforce reduction and employee severance costs, approximately $6.2 million of costs related to the Board-requested strategic review of the Company and the pending Talos combination, and a previously disclosed charge of approximately $3.9 million of success-based consulting fees paid in connection with a federal royalty recovery. The charges for the workforce reductions, severance payments, and costs associated with the pending Talos combination offset the overall reductions in SG&A expense that we realized in 2017 as a result of staff and other cost reductions in connection with our restructuring. We expect SG&A cash costs, excluding fees associated with the pending Talos combination and incentive compensation, to approximate $9 million to $10 million for the first quarter of 2018, of which we expect to capitalize approximately 14% to 16%.

Accretion expense for the fourth quarter of 2017 was approximately $1.5 million. Accretion expense totaled $26.6 million and $40.2 million for the years ended December 31, 2017 and 2016, respectively. The annual decrease in accretion expense was due to the implementation of fresh start accounting upon emergence from bankruptcy proceedings and the settlement of asset retirement obligations during 2017. We expect accretion expense to approximate $4 million to $5 million in the first quarter of 2018.

Net derivative expense for the fourth quarter of 2017 totaled approximately $14.8 million, comprised of $0.5 million of expense from cash settlements and $14.3 million of non-cash expense resulting from changes in the fair value of derivative instruments. Net derivative expense totaled $15.2 million and $0.8 million for the years ended December 31, 2017 and 2016, respectively. The annual increase was due primarily to our election to not designate our 2017, 2018, and 2019 commodity derivative contracts as cash flow hedges for accounting purposes, as discussed below.

Interest expense for the fourth quarter of 2017 was approximately $3.4 million, which primarily included interest associated with the Company’s $225 million 7.50% Senior Second Lien Notes due 2022. Capitalized interest was $1.3 million in the fourth quarter of 2017. Interest expense totaled approximately $11.7 million and $64.5 million for the years ended December 31, 2017 and 2016, respectively. Capitalized interest was approximately $6.5 million and $26.6 million for the years ended December 31, 2017 and 2016, respectively. The annual decrease in interest expense was the result of the elimination of debt upon emergence from bankruptcy on February 28, 2017. For the first quarter of 2018, we expect interest expense to remain approximately $3.4 million.

Year-End 2017 Estimated Proved Reserves and Standardized Measure

Estimated proved reserves as of December 31, 2017 totaled approximately 32.5 million barrels of oil equivalent (“MMBoe”), compared to approximately 35.4 MMBoe of estimated proved reserves for the GOM at year-end 2016, which excluded reserves from the Appalachia properties that we sold on February 27, 2017. The year-end 2017 estimated proved reserves were 67% oil, 26% natural gas, and 7% NGLs, on an equivalent basis. The changes in GOM estimated proved reserves from year-end 2016 to year-end 2017 included production of approximately 7.0 MMBoe, net upward performance revisions of approximately 4.0 MMBoe, and pricing-related revisions of approximately 0.1 MMBoe. In the GOM, Stone replaced approximately 59% of 2017 production, due primarily to the upward revisions of previous estimates.

The standardized measure of discounted future net cash flows from our estimated proved reserves at December 31, 2017, was approximately $393.1 million, using a 10% discount rate and 12-month average prices of $50.05 per barrel of oil, $2.34 per Mcf of gas, and $22.90 per barrel of NGLs, after BTU adjustments and differentials. Estimated future income taxes had no effect on the standardized measure as of December 31, 2017. The year-end 2017 estimated proved reserves included proved developed reserves of approximately 28.3 MMBoe and proved undeveloped reserves of approximately 4.2 MMBoe. In addition to proved reserves, estimated probable reserves totaled approximately 20.8 MMBoe and estimated possible reserves totaled approximately 35.4 MMBoe at December 31, 2017.

All of Stone's year-end 2017 estimated proved, probable, and possible reserves were independently engineered by Netherland, Sewell & Associates, Inc.

2017 Capital Expenditure Update

Capital expenditures for the fourth quarter of 2017 were approximately $58 million, which included approximately $23 million related to drilling the Mt. Providence well and $28 million of plugging and abandonment expenditures. In addition, approximately $2.1 million of SG&A expense and $1.3 million of interest expense were capitalized during the fourth quarter of 2017. For the year ended December 31, 2017, capital expenditures totaled approximately $154 million, which included approximately $84 million of plugging and abandonment expenditures. Capitalized SG&A and interest expenses for the year ended December 31, 2017 totaled approximately $9.5 million and $6.5 million, respectively.

2018 Capital Expenditure Budget

Stone’s Board of Directors has authorized a full-year 2018 capital expenditure budget of up to $212 million, which excludes acquisitions and capitalized SG&A and interest, and does not give effect to the potential Talos combination. The budget is spread across Stone's major areas of investment, with approximately 36% allocated to exploration, 27% to development, and 37% to plugging and abandonment expenditures. The allocation of capital across the various areas is subject to change based on several factors, including permitting times, rig availability, non-operator decisions, farm-in opportunities, and commodity pricing.

Liquidity Update

As of December 31, 2017, Stone’s liquidity approximated $369.6 million, which included approximately $87.4 million of undrawn capacity under the Company’s revolving credit facility plus approximately $263.5 million of cash on hand and approximately $18.7 million of cash being held in a restricted account to satisfy near-term plugging and abandonment activities. As of March 9, 2018, Stone had cash on hand of approximately $283 million, and $3 million in cash held in the restricted abandonment account.

As of December 31, 2017, Stone’s outstanding debt totaled approximately $235.9 million, consisting of $225.0 million of 7.50% Senior Second Lien Notes due 2022 and approximately $10.9 million outstanding under a building loan. Further, the Company had no outstanding borrowings, and outstanding letters of credit of approximately $12.6 million, under its $100 million borrowing base.

As of December 31, 2017, we had a current income tax receivable of $36.3 million, the majority of which relates to expected tax refunds from the carryback of net operating losses to previous tax years; $20.1 million of which was collected in January 2018.

We expect that cash flows from operating activities, cash on hand, and availability under our revolving credit facility will be adequate to meet the current 2018 operating and capital expenditure needs of the Company.

Combination of Stone Energy Corporation and Talos Energy LLC

As previously announced, on November 21, 2017, the Boards of Directors of Stone and Talos Energy LLC (“Talos”) unanimously approved the combination of Talos and Stone in an all-stock transaction (the “Transaction”) that will create a premier offshore-focused exploration and production company. The company will be named Talos Energy, Inc. and is expected to trade on the New York Stock Exchange under the new ticker symbol “TALO.” Under the terms of the Transaction, each outstanding share of Stone common stock will be exchanged for one share of Talos Energy, Inc. common stock and the current Talos stakeholders will be issued an aggregate of approximately 34.1 million common shares of the new company. At closing, Talos stakeholders will own 63% of the combined company, with Stone shareholders owning the remaining 37%. Outstanding warrants to acquire Stone common stock will become warrants to acquire Talos Energy, Inc. common stock with terms and conditions substantially identical to their existing terms and conditions.

Completion of the Transaction is subject to the approval of Stone stockholders, the consummation of a tender offer and consent solicitation for Stone’s 7.50% Senior Second Lien Notes due 2022, certain regulatory approvals, and other customary conditions.

Franklin Advisers, Inc. and MacKay Shields LLC, as investment managers for approximately 53% of the outstanding shares of Stone common stock as of September 30, 2017, have entered into voting agreements to vote in favor of the Transaction, subject to certain conditions.

The Transaction is expected to close in the second quarter of 2018.

The above is a summary of the material terms of the Transaction. This summary highlights only certain substantive provisions of the Transaction and is not intended to be a complete description of the Transaction. This summary is qualified in its entirety by reference to the Sailfish Energy Holdings Corporation Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on December 29, 2017, as amended on February 8, 2018.

Fresh Start Accounting and Hedge Accounting Changes

Upon emergence from Chapter 11 reorganization, Stone adopted fresh start accounting effective February 28, 2017. Under the principles of fresh start accounting, a new reporting entity was created, and Stone’s assets and liabilities were recorded at their fair values as of the fresh start reporting date. Also, effective January 1, 2017, we elected to no longer designate our 2017, 2018, and 2019 commodity derivative contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result, Stone’s financial statements dated on or after March 1, 2017 will not be comparable with financial statements issued prior to that date. References to “Predecessor” refer to Stone prior to the adoption of fresh start accounting while references to “Successor” refer to Stone subsequent to the adoption of fresh start accounting. Please review Stone’s Annual Report on Form 10-K for the year ended December 31, 2017 for further details regarding fresh start accounting and the financial information presented at the end of this press release.

Operational Update

Mississippi Canyon 72 - Derbio (Deep Water).  The Derbio well (the MC 72 #3 well) spud on February 27, 2018, with results expected in the second quarter of 2018. Derbio is a Stone-generated prospect and follows the Rampart Deep success announced in September 2017, which reduced the exploration risk of the Derbio prospect. If successful, the Rampart Deep/Derbio project could be a multi-well tie back to the 100% Stone-owned Pompano platform, with first production expected by late 2019. Working interest partners in the Derbio prospect are Stone with 40%, Deep Gulf Energy III, LLC with 30%, and two entities managed by Ridgewood Energy Corporation, Ridgewood Rampart, LLC and ILX Prospect Rampart, LLC, each owning 15%.

Mississippi Canyon 116 - Rampart Deep (Deep Water).  As previously announced, the Rampart Deep well, operated by Deep Gulf Energy III, LLC, encountered approximately 107 net vertical feet of liquids-rich natural gas pay in three primary zones, as interpreted by Stone. In addition to the reserve potential of Rampart Deep, this well also provides critical information that reduces the exploration risk of Stone’s Derbio prospect. Completion of the Rampart Deep well was deferred while the partners analyze the well data, and will be further evaluated in conjunction with future Derbio drilling results, which may impact sanctioning of the project. Working interest partners in the Rampart Deep well are Stone with 40%, Deep Gulf Energy III, LLC with 30%, and two entities managed by Ridgewood Energy Corporation, Ridgewood Rampart, LLC and ILX Prospect Rampart, LLC, each owning 15%.

Mississippi Canyon 28 - Mt. Providence (Deep Water). As previously announced, the Mt. Providence development well (the MC 28 #4 well) encountered approximately 153 net feet of high quality, primarily oil pay in one Miocene interval with no visible water level, which exceeded pre-drill expectations. Completion operations on the Mt. Providence well will commence in the second quarter of 2018, with first production expected in the third quarter of 2018. The well is expected to have an initial production rate of approximately 3,000 to 5,000 barrels of oil equivalent per day and will be tied back to the 100% Stone-owned Pompano platform through existing subsea infrastructure. Stone generated the prospect and owns a 100% working interest in the well.

Hedge Position

The following table illustrates our derivative positions for 2018 and 2019 as of March 9, 2018:

Oil Hedging Contracts
NYMEX
	Put Contracts			Swap Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)		Daily Volume (Bbls/d)	Swap Price ($ per Bbl)
Jan 2018 - Dec 2018	1,000	$54.00	Jan 2018 - Dec 2018	1,000	$52.50
Jan 2018 - Dec 2018	1,000	$45.00	Jan 2018 - Dec 2018	1,000	$51.98
			Jan 2018 - Dec 2018	1,000	$53.67
			Jan 2019 - Dec 2019	1,000	$51.00
			Jan 2019 - Dec 2019	1,000	$51.57
			Jan 2019 - Dec 2019	1,000	$56.16
			Jan 2019 - Dec 2019	1,000	$56.10

	Collar Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)	Call Price ($ per Bbl)

Jan 2018 - Dec 2018	1,000	$45.00	$55.35

Natural Gas Hedging Contracts
NYMEX
	Collar Contracts
	Daily Volume (MMBtu/d)	Put Price ($ per MMBtu)	Call Price ($ per MMBtu)
Jan 2018 - Dec 2018	6,000	$2.75	$3.24

Other Information

Stone will not be hosting a conference call to discuss the fourth quarter and full year 2017 operational and financial results.

Non-GAAP Financial Measure

In this press release, we refer to a non-GAAP financial measure we call “discretionary cash flow”. Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities. Management believes discretionary cash flow is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by (used in) operating activities or net income (loss), as defined by GAAP. See the “Reconciliation of Non-GAAP Financial Measure” schedules for reconciliations of discretionary cash flow to net cash provided by (used in) operating activities.

Forward-Looking Statements

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities or results that Stone plans, expects, believes, projects, estimates, or anticipates will, should, or may occur in the future, including future production of oil and gas, future capital expenditures and drilling and completion of wells, and future financial or operating results are forward-looking statements. All forward-looking numbers are approximate. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing, extent, and volatility of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; risks related to our previously announced combination with Talos Energy LLC; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Estimates for Stone’s future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes, and numerous other factors. Stone’s estimates are based on certain other assumptions, such as well performance and uptime estimates, which may vary significantly from those assumed. Delays experienced in well permitting could affect the timing of drilling and production. Lease operating expenses, which include major maintenance costs, vary in response to changes in prices of services and materials used in the operation of our properties, and the amount of maintenance activity required. Estimates of DD&A rates can vary according to reserve additions, capital expenditures, future development costs, and other factors. Therefore, we can give no assurance that our future production volumes, lease operating expenses, or DD&A rates, if provided, will be as estimated.

Important Additional Information

In connection with the Transaction, Sailfish Energy Holdings Corporation, a subsidiary of Stone that will be renamed Talos Energy, Inc. as of the closing of the Transaction (“Newco”), has filed with the SEC a registration statement on Form S-4, including Amendment No. 1 thereto, containing a preliminary consent solicitation/prospectus of Newco and Stone. The registration statement has not yet become effective. After the registration statement is declared effective by the SEC, Newco will file with the SEC a definitive consent solicitation/prospectus and Stone will mail the definitive consent solicitation/prospectus to its stockholders and file other documents regarding the Transaction with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents Stone and/or Newco may file with the SEC in connection with the Transaction. INVESTORS AND STOCKHOLDERS OF STONE ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the consent solicitation/prospectus, as well as other filings containing information about Talos, Stone and/or Newco, without charge, at the SEC’s website (http://www.sec.gov). Copies of the consent solicitation/prospectus and the filings with the SEC that are incorporated by reference in the consent solicitation/prospectus may also be obtained, without charge, from Stone by directing a request to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana, 70508, Attention: Investor Relations, Telephone: (337) 237-0410, or from Talos by directing a request to talos@fticonsulting.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Talos, Stone, Newco and certain of their respective directors, executive officers and members of management and employees may be deemed to be participants in the solicitation of written consents in respect of the Transaction. Information regarding Stone’s directors and executive officers is set forth in Stone’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Information regarding Talos’s directors and executive officers and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, is set forth in the consent solicitation/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained from the sources indicated above.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development, and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.

STONE ENERGY CORPORATION
SUMMARY STATISTICS
(Unaudited)

	Successor	Predecessor		Predecessor
	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Combined Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
			(1)(2)
PRODUCTION QUANTITIES
Oil (MBbls)	1,175	1,562	5,077	6,308
Natural gas (MMcf)	2,023	9,399	12,653	29,441
Natural gas liquids (MBbls)	110	889	811	2,183
Oil, natural gas and NGLs (MBoe)	1,622	4,018	7,997	13,398
AVERAGE DAILY PRODUCTION
Oil (MBbls)	12.8	17.0	13.9	17.2
Natural gas (MMcf)	22.0	102.2	34.7	80.4
Natural gas liquids (MBbls)	1.2	9.7	2.2	6.0
Oil, natural gas and NGLs (MBoe)	17.6	43.7	21.9	36.6
REVENUE DATA (in thousands) (3)
Oil revenue	$68,236	$77,144	$257,629	$281,246
Natural gas revenue	4,673	21,274	32,350	64,601
Natural gas liquids revenue	3,346	13,769	18,316	28,888
Total oil, natural gas and NGLs revenue	$76,255	$112,187	$308,295	$374,735
AVERAGE REALIZED PRICES (3)
Oil (per Bbl)	$58.07	$49.39	$50.74	$44.59
Natural gas (per Mcf)	$2.31	$2.26	$2.56	$2.19
Natural gas liquids (per Bbl)	$30.42	$15.49	$22.58	$13.23
Oil, natural gas and NGLs (per Boe)	$47.01	$27.92	$38.55	$27.97
AVERAGE COSTS PER BOE
Lease operating expenses	$10.26	$6.05	$7.33	$5.94
Transp, processing and gathering expenses	$0.64	$2.27	$1.38	$2.07
Salaries, general and administrative expenses	$6.23	$2.67	$7.18	$4.40
DD&A expense on oil and gas properties	$13.90	$13.02	$16.73	$16.10

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the twelve month period ended December 31, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The financial information in the Consolidated Statement of Operations and Reconciliations of Non-GAAP Financial Measures on the following pages provides the Successor's and the Predecessor's GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information about production, revenues, commodity prices and costs that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
Operating revenue:
Oil production	$68,236	$77,144
Natural gas production	4,673	21,274
Natural gas liquids production	3,346	13,769
Other operational income	72	920
Total operating revenue	76,327	113,107
Operating expenses: (1)
Lease operating expenses	16,646	24,301
Transportation, processing and gathering expenses	1,039	9,103
Production taxes	183	1,254
Depreciation, depletion and amortization	23,337	53,372
Write-down of oil and gas properties	—	73,094
Accretion expense	1,453	10,082
Salaries, general and administrative expenses	10,099	10,735
Incentive compensation expense	3,399	1,666
Restructuring fees	—	13,424
Other operational expenses	67	6,187
Derivative expense, net	14,802	123
Total operating expenses	71,025	203,341

Income (loss) from operations	5,302	(90,234)
Other (income) expenses:
Interest expense	3,424	14,694
Interest income	(423)	(76)
Other income	(437)	(599)
Other expense	369	569
Reorganization items, net	—	10,947
Total other expense	2,933	25,535
Income (loss) before income taxes	2,369	(115,769)
Provision (benefit) for income taxes:
Current	(14,769)	(1,496)
Deferred	—	2,133
Total income taxes	(14,769)	637
Net income (loss)	$17,138	($116,406)
Net income (loss) per share	$0.85	($20.76)
Average shares outstanding - diluted	19,997	5,607

(1)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

		Successor	Predecessor	Predecessor
	Combined Twelve Months Ended December 31, 2017	Period from March 1, 2017 through December 31, 2017	Period from January 1, 2017 through February 28, 2017	Twelve Months Ended December 31, 2016
	(1)(2)		(1)
Operating revenue:
Oil production	$257,629	$211,792	$45,837	$281,246
Natural gas production	32,350	18,874	13,476	64,601
Natural gas liquids production	18,316	9,610	8,706	28,888
Other operational income	10,911	10,008	903	2,657
Total operating revenue	319,206	250,284	68,922	377,392
Operating expenses: (3)
Lease operating expenses	58,620	49,800	8,820	79,650
Transportation, processing and gathering expenses	11,017	4,084	6,933	27,760
Production taxes	1,311	629	682	3,148
Depreciation, depletion and amortization	137,319	99,890	37,429	220,079
Write-down of oil and gas properties	256,435	256,435	—	357,431
Accretion expense	26,598	21,151	5,447	40,229
Salaries, general and administrative expenses	57,446	47,817	9,629	58,928
Incentive compensation expense	10,053	8,045	2,008	13,475
Restructuring fees	739	739	—	29,597
Other operational expenses	3,889	3,359	530	55,453
Derivative expense, net	15,166	13,388	1,778	810
Total operating expenses	578,593	505,337	73,256	886,560

Gain (loss) on Appalachia Properties divestiture	213,348	(105)	213,453	—

Income (loss) from operations	(46,039)	(255,158)	209,119	(509,168)
Other (income) expenses:
Interest expense	11,744	11,744	—	64,458
Interest income	(1,043)	(998)	(45)	(550)
Other income	(1,471)	(1,156)	(315)	(1,439)
Other expense	14,566	1,230	13,336	596
Reorganization items, net	(437,744)	—	(437,744)	10,947
Total other (income) expense	(413,948)	10,820	(424,768)	74,012
Income (loss) before income taxes	367,909	(265,978)	633,887	(583,180)
Provision (benefit) for income taxes:
Current	(14,769)	(18,339)	3,570	(5,674)
Deferred	—	—	—	13,080
Total income taxes	(14,769)	(18,339)	3,570	7,406
Net income (loss)	$382,678	($247,639)	$630,317	($590,586)
Net income (loss) per share		($12.38)	$110.99	($105.63)
Average shares outstanding - diluted		19,997	5,634	5,591

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the twelve month period ended December 31, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
DISCRETIONARY CASH FLOW to NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016

Net income (loss) as reported	$17,138	($116,406)
Reconciling items:
Depreciation, depletion and amortization	23,337	53,372
Write-down of oil and gas properties	—	73,094
Deferred income tax provision	—	2,133
Accretion expense	1,453	10,082
Non-cash stock compensation expense	359	2,036
Non-cash interest expense	1	4,126
Non-cash derivative expense (1)	14,338	210
Non-cash reorganization items	—	8,332
Other non-cash expense	368	167
Discretionary cash flow	56,994	37,146
Change in income taxes payable	(8,588)	(1,496)
Settlement of asset retirement obligations	(27,542)	(5,408)
Other working capital changes	(2,185)	15,453
Net cash provided by operating activities	$18,679	$45,695

(1)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
DISCRETIONARY CASH FLOW to NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In thousands)
(Unaudited)

		Successor	Predecessor	Predecessor
	Combined Twelve Months Ended December 31, 2017	Period from March 1, 2017 through December 31, 2017	Period from January 1, 2017 through February 28, 2017	Twelve Months Ended December 31, 2016
	(1)(2)		(1)

Net income (loss) as reported	$382,678	($247,639)	$630,317	($590,586)
Reconciling items:
Depreciation, depletion and amortization	137,319	99,890	37,429	220,079
Write-down of oil and gas properties	256,435	256,435	—	357,431
Deferred income tax provision	—	—	—	13,080
Accretion expense	26,598	21,151	5,447	40,229
(Gain) loss on sale of oil and gas properties	(213,348)	105	(213,453)	—
Non-cash stock compensation expense	3,897	1,252	2,645	8,443
Non-cash interest expense	4	4	—	18,404
Non-cash derivative expense (3)	17,326	15,548	1,778	1,471
Non-cash reorganization items	(458,677)	—	(458,677)	8,332
Other non-cash expense	1,417	1,245	172	6,248
Discretionary cash flow	153,649	147,991	5,658	83,131
Change in income taxes payable	(10,174)	(13,744)	3,570	20,088
Settlement of asset retirement obligations	(84,312)	(80,671)	(3,641)	(20,514)
Investment in derivative contracts	(6,152)	(2,416)	(3,736)	—
Other working capital changes	30,181	37,916	(7,735)	(4,117)
Net cash provided by (used in) operating activities	$83,192	$89,076	($5,884)	$78,588

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the twelve month period ended December 31, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	Successor	Predecessor
	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$263,495	$190,581
Restricted cash	18,742	—
Accounts receivable	39,258	48,464
Fair value of derivative contracts	879	—
Current income tax receivable	36,260	26,086
Other current assets	7,138	10,151
Total current assets	365,772	275,282
Oil and gas properties, full cost method of accounting:
Proved	713,157	9,616,236
Less: accumulated depreciation, depletion and amortization	(353,462)	(9,178,442)
Net proved oil and gas properties	359,695	437,794
Unevaluated	102,187	373,720
Other property and equipment, net	17,275	26,213
Other assets, net	13,844	26,474
Total assets	$858,773	$1,139,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$54,226	$19,981
Undistributed oil and gas proceeds	5,142	15,073
Accrued interest	1,685	809
Fair value of derivative contracts	8,969	—
Asset retirement obligations	79,300	88,000
Current portion of long-term debt	425	408
Other current liabilities	22,579	18,602
Total current liabilities	172,326	142,873
Bank credit facility	—	341,500
7.5% Senior Second Lien Notes due 2022	225,000	—
4.2% Building Loan	10,502	10,876
Asset retirement obligations	133,801	154,019
Fair value of derivative contracts	3,085	—
Other long-term liabilities	5,891	17,315
Total liabilities not subject to compromise	550,605	666,583
Liabilities subject to compromise	—	1,110,182
Total liabilities	550,605	1,776,765
Predecessor common stock	—	56
Predecessor treasury stock	—	(860)
Predecessor additional paid-in capital	—	1,659,731
Successor common stock	200	—
Successor additional paid-in capital	555,607	—
Accumulated deficit	(247,639)	(2,296,209)
Total stockholders’ equity	308,168	(637,282)
Total liabilities and stockholders’ equity	$858,773	$1,139,483